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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this registration statement of STAR
Telecommunications, Inc. on Form S-4 of our report on Unidex Communication Corp. dated July 21, 1995, except for the proforma information relating to the business acquisition, as to which the date is May 20, 1997, appearing in the Prospectus, which is part of this registration statement.

/s/ WEAVER AND TIDWELL, L.L.P.
Weaver and Tidwell, L.L.P.

Dallas, Texas


February 10, 1999